Exhibit 99.1

NEWS RELEASE

Contacts: Bob Halliday
Executive Vice President and
Chief Financial Officer
978.282.7597
bob.halliday@vsea.com
or
Mary Wright
Director, Investor Relations
978.282.5859
mary.wright@vsea.com

Varian Semiconductor Equipment Associates Reports

Fiscal 2005 First Quarter Results

GLOUCESTER, MA, January 27, 2005 – Varian Semiconductor Equipment Associates, Inc. (the “Company”) (Nasdaq: VSEA) today announced results for its fiscal 2005 first quarter ended December 31, 2004.

Revenue for the first quarter of fiscal 2005 totaled $148.4 million, compared to revenue of $101.8 million for the same period a year ago. The Company recorded net income of $28.0 million, or $0.75 per diluted share during the first quarter of fiscal 2005, compared to net income of $4.8 million, or $0.13 per diluted share for the same period a year ago. Gross margin for the first quarter of fiscal 2005 was 51 percent, compared to 42 percent for the same period a year ago.

As a result of an arbitration ruling, Applied Materials, Inc. (“Applied Materials”) (Nasdaq: AMAT) made past due royalties plus interest payments totaling $24.6 million during the first quarter of fiscal 2005. Of the $24.6 million, $18.9 million has been included in royalty revenue and $5.7 million in interest income. Excluding the effect of the non-recurring Applied Materials’ income, pro forma revenue, gross margin and net income for the first quarter of fiscal 2005 would have been $129.5 million, 44 percent and $11.0 million, respectively or $0.30 per diluted share.

Gary E. Dickerson, Varian Semiconductor’s chief executive officer, said, “We have received positive responses from our customers relating to the benefits of our single wafer high current tools. Based on this input from customers and the initial response to our new VIISta HC ion implanter, I am optimistic that we will gain market share in 2005.”

Robert J. Halliday, chief financial officer, provided forward guidance, “We currently expect revenue for the second quarter of fiscal 2005 to be between $128 and $138 million and gross margin as a percentage of revenue to be in the low 40’s. Earnings per share is anticipated to range from $0.23 to $0.31 per diluted share.”

Halliday further added, “We are investing heavily in our high current and other product development initiatives. The drivers for this spending are the rapidly increasing customer base for these tools and our own accelerating pace of product introductions in response to market opportunities.”

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VSEA Announces FY 2005 Q1 Results	Page 2	January 27, 2005

The Company will hold a conference call, broadcast over the Internet, at 5:00 p.m. eastern time today to discuss the Company’s operating results and outlook. Access to the call is available through the investor relations page on the Company’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

About Varian Semiconductor Equipment Associates, Inc.

The Company is a leading producer of ion implantation equipment used in the manufacture of semiconductors. The Company is headquartered in Gloucester, Massachusetts, and operates worldwide. The Company maintains a website at www.vsea.com. The information contained in the Company’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, the Company’s guidance for second quarter fiscal 2005 revenue, gross margin and earnings per share, market share, competitive position, expected second quarter fiscal 2005 product shipments, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; the Company’s dependence on a small number of customers; fluctuations in the Company’s quarterly operating results; the Company’s transition to new products; the Company’s exposure to risks of operating internationally; uncertain protection of the Company’s patent and other proprietary rights; the Company’s reliance on a limited group of suppliers; potential environmental liabilities; the Company’s ability to manage potential growth, decline and strategic transactions; the Company’s reliance on one primary manufacturing facility; the Company’s dependence on certain key personnel; and the risk of substantial indemnification obligations under the agreements governing the spin-off of the Company from Varian Associates, Inc. on April 2, 1999. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and in other reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces FY 2005 Q1 Results	Page 3	January 27, 2005

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fiscal Three Months Ended
	December 31, 2004	January 2, 2004
Revenue
Product	$107,088	$86,439
Service	19,395	13,310
Royalty	21,942	2,094

Total revenue	148,425	101,843
Cost of revenue	72,284	59,461

Gross profit	76,141	42,382

Operating expenses
Research and development	18,653	16,265
Marketing, general and administrative	27,380	19,808

Total operating expenses	46,033	36,073

Operating income	30,108	6,309
Interest income, net	7,605	856
Other income, net	2,819	3

Income before income taxes	40,532	7,168
Provision for income taxes	12,565	2,365

Net income	$27,967	$4,803

Weighted average shares outstanding – basic	36,456	35,503
Weighted average shares outstanding – diluted	37,222	36,711
Net income per share – basic	$0.77	$0.14
Net income per share – diluted	$0.75	$0.13

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VSEA Announces FY 2005 Q1 Results	Page 4	January 27, 2005

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2004	October 1, 2004
ASSETS
Current assets
Cash and cash equivalents	$220,614	$218,578
Short-term investments	222,745	173,891
Accounts receivable, net	121,633	123,749
Inventories	117,332	104,900
Deferred income taxes	27,729	27,691
Other current assets	12,173	32,938

Total current assets	722,226	681,747
Property, plant and equipment, net	55,698	52,344
Other assets	15,527	15,405

Total assets	$793,451	$749,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable and current portion of long-term debt	$4,435	$4,170
Accounts payable	46,481	33,980
Accrued expenses	50,075	53,234
Product warranty	8,090	7,841
Deferred revenue	57,089	54,509

Total current liabilities	166,170	153,734
Long-term accrued expenses	10,408	10,905
Deferred income taxes	4,615	4,615
Long-term debt	4,059	4,162

Total liabilities	185,252	173,416

Stockholders’ equity
Common stock	365	364
Capital in excess of par value	338,144	331,701
Retained earnings	272,287	244,320
Deferred compensation	(1,574)	(149)
Accumulated other comprehensive loss	(1,023)	(156)

Total stockholders’ equity	608,199	576,080

Total liabilities and stockholders’ equity	$793,451	$749,496

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VSEA Announces FY 2005 Q1 Results	Page 5	January 27, 2005

Pro forma Financial Information

Management believes that pro forma financial information provides useful information to aid in understanding operating results. Pro forma revenue, gross profit, gross margin, net income, and diluted earnings per share are prepared by beginning with the Condensed Consolidated Statement of Income, which complies with U.S. Generally Accepted Accounting Principles (“GAAP”), and then excludes the effects of the past due Applied Materials royalty and interest income, which the Company believes is non-recurring.

The reconciliation of GAAP revenue, gross profit, gross margin, net income, and diluted earnings per share to pro forma revenue, gross profit, gross margin, net income, and diluted earnings per share are as follows:

	Fiscal Three Months Ended December 31, 2004 (In thousands, except per share amounts)
	Revenue	Gross Profit	Gross Margin	Net Income	Earnings per share
As reported	$148,425	$76,141	51.3%	$27,967	$0.75
Applied Materials past due royalty income	(18,950)	(18,950)	100.0	(18,950)	(0.51)
Applied Materials past due interest income	—	—	—	(5,655)	(0.15)
Tax effect	—	—	—	7,628	0.21

Pro forma	$129,475	$57,191	44.2%	$10,990	$0.30

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